Consent of Independent Public Accountants

To the Board of Directors of EnergyNorth, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3, File No. 33-58127 of our reports dated November 9, 1995, included in EnergyNorth, Inc.'s Form 10-K for the year ended September 30, 1995 and to all references to our firm included in this registration statement.

                                              /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 15, 1996